Exhibit 99.1

VROOM, INC.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

Introduction

The following unaudited pro forma consolidated financial information and explanatory notes (the “Pro Forma Financial Information”) for Vroom Inc. and its consolidated subsidiaries (collectively, “Vroom”, “the Company”, “we”, “us” and “our”) is provided for informational purposes only and gives effect to (i) our prepackaged plan of reorganization (as defined below), and as described in our Annual Report on Form 10-K for the year ended December 31, 2024, which became effective on January 14, 2025 (the “Effective Date”), and (ii) our adoption of fresh start accounting on the Effective Date. The historical data provided as of and for the year ended December 31, 2024 was derived from our audited consolidated financial statements and should be read in conjunction with the consolidated financial statements and notes included in our Annual Report on Form 10-K for the year ended December 31, 2024. The foregoing historical financial statements have been prepared in accordance with U.S. GAAP. Our historical financial information was adjusted to give effect to events that are directly attributable to our prepackaged plan of reorganization becoming effective and our adoption of fresh start accounting. The unaudited Pro Forma Financial Information is presented for illustrative purposes only and is not necessarily indicative of the financial results that would have occurred if the prepackaged plan of reorganization had been consummated on the dates indicated; nor is it necessarily indicative of our financial positions or results of operations in the future.

The unaudited pro forma condensed financial information should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and any other financial information included elsewhere in the Company’s Registration Statement on Form S-1 (File No. 333-86032) filed with the Securities and Exchange Commission on March 21, 2025.

On November 12, 2024, we entered into a Restructuring Support Agreement (together with all exhibits and schedules thereto, the “RSA”) with creditors holding the overwhelming majority of the aggregate outstanding principal amount of the 0.75% unsecured Convertible Senior Notes due 2026 (the “Notes”) and the largest shareholder. The RSA contemplated a comprehensive restructuring of our debt obligations and capital structure to be implemented through a prepackaged plan of reorganization (the “Plan”) to be implemented through the filing of the Prepackaged Chapter 11 Case (as defined below).

On November 13, 2024, we commenced a voluntary proceeding (the “Prepackaged Chapter 11 Case”) under Chapter 11 of the United States Code, 11 U.S.C. §§ 101-1532, as amended from time to (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) under the name “In re Vroom, Inc.” Case No. 24-90571 (CML). None of Vroom, Inc.’s subsidiaries were debtors in the Chapter 11 proceedings.

On the Effective Date, the conditions to the effectiveness of the Plan were satisfied or waived and the Plan became effective. We emerged from the Prepackaged Chapter 11 Case on January 14, 2025.

In connection with our emergence from bankruptcy and in accordance with Accounting Standards Codification ("ASC") Topic 852, "Reorganizations", we qualified for and adopted fresh start accounting on the Effective Date. We were required to adopt fresh start accounting because (i) the holders of existing voting shares of the Predecessor Company received less than 50% of the voting shares of the Successor Company, and (ii) the reorganization value of the assets immediately prior to confirmation of the Plan was less than the post-petition liabilities and allowed claims. References to “Successor” relate to the Company's financial position and results of operations after the Effective Date. References to “Predecessor” refer to the Company's financial position and results of operations on or before the Effective Date.

In accordance with ASC Topic 852, with the application of fresh start accounting, we will allocate the reorganization value to the Company's assets and liabilities. The reorganization value represents the fair value of the Successor Company's assets before considering liabilities. As a result of the application of fresh start accounting and the effects of the implementation of the Plan, the consolidated financial statements after January 14, 2025 will not be comparable with the consolidated financial statements as of or prior to that date.

Under fresh start accounting, the reorganized entity is considered a new reporting entity for financial reporting purposes. The unaudited pro forma consolidated balance sheet is presented as if we had emerged from bankruptcy on December 31, 2024. The unaudited pro forma consolidated statements of operations are presented as if we had emerged from bankruptcy on January 1, 2024. Had we actually adopted fresh start accounting on January 1, 2024 or December 31, 2024, the enterprise and reorganization values could have been materially different from the amounts described above and assumed herein.

The process of finalizing the fair value estimates of our assets and liabilities upon emergence for purposes of fresh start accounting is currently ongoing. Changes in the values of our assets and liabilities and changes in assumptions from those reflected in the Pro Forma Financial Information presented below could significantly impact the reported values of our assets and liabilities. Accordingly, the amounts shown are not final and are subject to changes and revisions, which may be material

Pro-Forma Financial Information

The Pro Forma Financial Information includes the following columns:

•Predecessor – Represents our historical consolidated balance sheet and statement of operations as of and for the year ended December 31, 2024.

•Reorganization Adjustments – Represents the effects of the transactions contemplated by the Plan and carried out by us upon our emergence from bankruptcy.

•Fresh Start Adjustments – Represents the fair value adjustments as a result of the adoption of fresh start accounting.

•Successor – Represents the consolidated balance sheet and statements of operations as if the emergence and fresh start accounting had taken place on the dates described above.

Unaudited Pro Forma Consolidated Balance Sheet

(in thousands)

	As of December 31, 2024
		Reorganization		Fresh Start
	Predecessor	Adjustments	Notes	Adjustments	Notes	Successor
ASSETS
Cash and cash equivalents	$29,343	$(1,320)	1	$—		$28,023
Restricted cash	49,026	—		—		49,026
Finance receivables at fair value	503,848	—		322,767	8	826,615
Finance receivables held for sale, net	318,192	—		(318,192)	8	—
Interest receivable	14,067	—		—		14,067
Property and equipment, net	4,064	—		(2,988)	9	1,076
Intangible assets, net	104,869	—		(90,669)	10	14,200
Operating lease right-of-use assets	6,872	—		4,193	11	11,065
Other assets	35,472	(2,091)	2	(1,069)	12	32,312
Assets from discontinued operations	943	—		—		943
Total assets	$1,066,696	$(3,411)		$(85,958)		$977,327
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Warehouse credit facilities of consolidated VIEs	$359,912	$—		$—		$359,912
Long-term debt	381,366	—		4,085	13	385,451
Operating lease liabilities	11,065	—		—		11,065
Other liabilities	49,699	—		—		49,699
Liabilities subject to compromise	291,577	(291,577)	3	—		—
Liabilities from discontinued operations	4,022	—		—		4,022
Total liabilities	1,097,641	(291,577)		4,085		810,149

Stockholders’ (deficit) equity:
Predecessor common stock	2	(2)	4	—		—
Successor common stock	—	50	5	—		50
Predecessor additional paid-in-capital	2,094,889	(2,094,889)	6	—		—
Successor warrants	—	2,825	7	—		2,825
Successor paid-in-capital	—	164,303	7	—		164,303
Accumulated deficit	(2,125,836)	2,215,879	3,14	(90,043)	14	—
Total stockholders’ (deficit) equity	(30,945)	288,166		(90,043)		167,178
Total liabilities and stockholders’ equity	$1,066,696	$(3,411)		$(85,958)		$977,327

Unaudited Pro Forma Consolidated Statement of Operations

(in thousands, except per share data)

	For the Year Ended December 31, 2024
		Reorganization		Fresh Start
	Predecessor	Adjustments	Notes	Adjustments	Notes	Successor
Interest income	$201,833	$—		$(18,990)	c	$182,843
						—
Interest expense:						—
Warehouse credit facility	29,276	—		(1,324)	e	27,952
Securitization debt	30,084	—		(1,535)	f	28,549
Total interest expense	59,360	—		(2,859)		56,501
Net interest income	142,473	—		(16,131)		126,342
						—
Realized and unrealized losses, net of recoveries	119,868	—		(9,288)	c,d	110,580
Net interest income after losses and recoveries	22,605	—		(6,843)		15,762
						—
Noninterest income:						—
Servicing income	6,501	—		—		6,501
Warranties and GAP income (loss), net	(2,610)	—		—		(2,610)
CarStory revenue	11,610	—		—		11,610
Other income	10,850	—		—		10,850
Total noninterest income	26,351	—		—		26,351
						—
Expenses:						—
Compensation and benefits	97,293	—		—		97,293
Professional fees	12,035	—		2,423	g	14,458
Software and IT costs	15,083	—		—		15,083
Depreciation and amortization	29,086	—		(25,272)	h	3,814
Interest expense on corporate debt	5,826	(3,428)	a	—		2,398
Impairment charges	5,159	—		—		5,159
Other expenses	16,294	—		(2,055)	i	14,239
Total expenses	180,776	(3,428)		(24,904)		152,444
						—
Loss from continuing operations before reorganization items and provision for income taxes	(131,820)	3,428		18,061		(110,331)
Reorganization items, net	5,564	(5,564)	b	—		—
Loss from continuing operations before provision for income taxes	(137,384)	8,992		18,061		(110,331)
Provision for income taxes from continuing operations	856	—		—		856
Net loss from continuing operations	$(138,240)	$8,992		$18,061		$(111,187)

Net loss per share attributable to common stockholders, continuing operations, basic and diluted	$(76.24)					$(21.53)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	1,813,168				j	5,163,109

Adjustments

Balance Sheet

Reorganization adjustments

1.
Represents payment of professional fees incurred in connection with the Plan.
2.
Represents write-off of prepaid asset related to predecessor directors and officers insurance tail policy.
3.
Represents the settlement of our pre-petition Convertible Notes, which is calculated as follows (in thousands):

Convertible note	$290,488
Accrued interest on convertible senior note	1,089
Liabilities subject to compromise	291,577
Issuance of 92.94% of Successor common shares to prepetition convertible note holders (1)	152,750
Gain on settlement of liabilities subject to compromise	$138,827

(1) Note the total issuances of Successor equity in the amount of $167.2 million was issued to Predecessor note holders in the amount of $152.8 million and Predecessor equity holders in the amount of $14.4 million. The total issuance to the Predecessor equity holders of $14.4 million included warrants of $2.8 million and 7.06% of common shares totaling $11.6 million.

4.
Represents the cancellation of Predecessor common stock.
5.
Represents the issuance of Successor common stock.
6.
Represents the cancellation of Predecessor additional paid-in capital.
7.
Represents the fair value of 5,163,109 Successor common shares totaling $164.4 million and 364,516 Successor warrants totaling $2.8 million. This results in total Successor equity in the amount of $167.2 million.

Fresh Start Adjustments

8.
Represents reclassification of finance receivables held for sale to finance receivables at fair value due to a change in Accounting Policy in accordance with Fresh Start Accounting. Upon reclassification, the finance receivables were adjusted to fair value.
9.
Represents a fair value adjustment to property, plant and equipment, net.
10.
Represents a fair value adjustment to intangible assets, net.
11.
Represents a fair value adjustment to record the initial measurement of the operating lease right-of-use assets to the amount of the operating lease liabilities in accordance with Fresh Start Accounting. An impairment of $4.2 million related to the operating lease right-of-use asset is excluded from the pro forma consolidated statement of operations.
12.
Represents a fair value adjustment to other assets, which includes the write-off of debt issuance costs of warehouse credit facilities.
13.
Represents an adjustment to long-term debt related to the fair value option election for the 2024-1 securitization notes, which includes the write-off of debt issuance costs of $2.4 million and an adjustment to the fair value of the notes of $1.7 million.
14.
Represents the cumulative impact to accumulated deficit from the reorganization adjustments and the impact of the fresh start accounting adjustments. The cumulative impact to accumulated deficit from the reorganization adjustments is calculated as follows (in thousands):

Adjustment to Predecessor common stock and additional paid-in-capital	$2,094,891
Gain on settlement of liabilities subject to compromise	138,827
Warrants and common stock issued to Predecessor equity holders	(14,428)
Reorganization adjustment to total assets	(3,411)
Cumulative impact to accumulated deficit	$2,215,879

Statement of Operations

Reorganization Adjustments

a)
Represents the reversal of interest expense on the Notes as these were converted into equity as part of the reorganization adjustments.
b)
Represents the elimination of nonrecurring reorganization items that were directly attributable to the 2024 Chapter 11 Case. Reorganization items were comprised of the following (in thousands):

Write-off of debt issuance costs on liabilities subject to compromise	$2,438
Legal, professional and other, net	3,126
Total Reorganization items	$5,564

Fresh Start Adjustments

c)
Represents the reclassification of discount income as a result of a new accounting policy election in accordance with Fresh Start Accounting.
d)
Represents the mark-to-market adjustment to realized and unrealized losses for the finance receivables held for sale that were reclassified to finance receivables at fair value in accordance with a new accounting policy election for Fresh Start Accounting.
e)
Represents the reversal of amortization expense for debt issuance costs related to warehouse credit facility as these were written off as part of the fair value adjustments required under Fresh Start Accounting.
f)
Represents the reversal of amortization expense for debt issuance costs related to securitization debt as these were written off as part of the fair value adjustments required under Fresh Start Accounting.
g)
Represents the adjustment of debt issuance costs incurred for the year ended December 31, 2024 from long term debt to professional fees expense in accordance with a new accounting policy election for Fresh Start Accounting.
h)
Represents the adjustment of amortization for intangible assets as part of the fair value adjustments required under Fresh Start Accounting.
i)
Represents the cost reduction related to insurance coverage for directors and officers insurance as a result of the Plan.
j)
Represents the pro forma net loss per share calculated using the weighted average Successor shares of common stock outstanding, assuming the impacts of the Plan were effective on January 1, 2024.

The following table reflects the impact of the Plan on historical weighted average shares outstanding:

Historical weighted average Predecessor common shares outstanding	1,813,168
Less: cancellation of Predecessor common shares	(1,813,168)
Add: Issuance of Successor common stock	5,163,109
Weighted average Successor common stock outstanding	5,163,109

The following table represents the calculation of pro forma net loss per share (in thousands, except for per share data):

Net loss from continuing operations	$(111,187)
Weighted average Successor common stock outstanding	5,163,109
Net loss per share attributable to common stockholders, continuing operations, basic and diluted	$(21.53)